Exhibit 10.8

                             Collaboration Agreement

Section 1:  General Intention

China Netcom of GuangXi Province ("Party A") and Beijing Candidsoft Technology Co. Ltd. ("Party B"), in accordance with People's Republic of China's Agreement Law and other regulations pertaining to this agreement, taking into consideration mutual cooperation, long term and mutual benefits, after mutual discussion, agree, within the GuangXi Province to collaborate in developing businesses based on telecommunication infrastructure and integrated office automation, henceinafter referred to as ICT business.

Section 2:  Intent and content

         i)       Principles of collaboration:

                  Both parties acknowledge their individual strength and the ability to complement each other in their business, and in order to increase the level of utilization of ICT technology by local government and corporate customers, agrees to cooperate to their mutual benefits.

         ii)      Collaboration content:

                  Integrate telephone exchange network, broadband Internet network, NGN voice phone network, telecom value added services into Office Automation Platform as a complete ICT product, with extended and related application development, equipment maintenance, engineering design and consultation.

         iii)     Agrees to:

                  Both parties will use their best endeavor to open up new market and customer resources, expand the service network and in general, grow the business.

Section 3:  Conditions of collaboration

         iv)      Both parties will invest the following:

                  a. Party A: Telco class broadband Internet network, telephone exchange network, NGN voice phone network, customer verification/charging/management capability, and telecom value added services with all necessary resources to maintain and manage the above investment

                  b. Party B: Knowledge and capability to utilize integrated Office Automation Platform and the ability to assure technical service quality, management and maintenance of the above investment, application development ability and a complete after-sales service system



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                  c.       Party A will authorize the use of CNC's branding, its
                           basic   infrastructure   and  value-added   licenses,
                           broadband   Internet  network,   telephone   exchange
                           network, NGN voice phone network and telecom value added services covering the entire political region of GuangXi

                  d.       Party B will  deploy  a  complete  integrated  Office
                           Automation  Platform,   with  associated  application
                           development, system support and after-sales service

         v) Ownership of both parties' respective investments will remain unchanged regardless of new or modified development of existing assets after this agreement comes into effect. The investment of the parties' respective asset shall be interpreted as necessary to open up new market while increasing the competitiveness of each asset

         vi) Other than business created as a result of this agreement, neither party shall use the invested asset of the other party for gain or charitable uses

         vii) This venture will only undertake ICT contracts and projects based on telecommunications technology and office automation platform, and they will be undertaken under the name of CNC in GuangXi. Party A has the right to name the contracts and projects after itself, while Party B will be responsible for the deployment of the platform, application development and system support. All customer resources will be collectively shared between both parties

         viii) With each new customer industry, both parties will discuss on a unique approach for maximum penetration

         ix) Both parties will appoint their staff to form project teams, which will then be in charge of coordinating, communicating and deploying each contract or project

         x) Both parties will be responsible for their own invested asset to each project, including the maintenance and replacement: for Party A, sustaining its invested broadband Internet network, telephone exchange network, NGN, customer verification/charging/management capability, telecom value added services and "10069" Large Corporate Service Hotline; for Party B, sustaining its invested integrated Office Automated platform, including upgrades to the system software interconnects based on customer requirements. Party B will also attempt to make best use of Party A's exist infrastructure for the deployment and future development of its platform

         xi)      Party  B  will  be  solely   responsible   for  providing  the
                  "Integrated Collaborative Platform"

Section 5:  Profit sharing

         xii) Both party agrees to price this service differently for each vertical market and group of customer



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         xiii)    Based on the pricing agreed in point (xii),  both party agrees also to share their profit based on different ratio, to be signed before work begins on each new vertical market and group of customer

         xiv) It is agreed that Party A shall, by the last working day of each month, provide Party B with profit sharing statement of the last month, and make payable, Party B's share of profit as an agent's commission by the last day of the following month. In case of special circumstances, this payment must not be delayed any more than 15 days, and Party B must issue an official receipt within 4 working days of receiving the payment. Taxes incurred from the above profit will be each parties' responsibility based on their share

Section 6:  Roles and responsibilities

         xv)      Party A's role and responsibilities

                  a.       Fulfill  collaboration   requirements   according  to
                           Section 4

                  b. Guarantee the smooth operations of broadband Internet network, ...

                  c. Make changes to its network assets based on business requirement arising from this agreement

                  d. Based on market demands, work with Party B to design and implement a branding and promotion exercise

                  e. Deploy and maintain the networks required by this agreement, in accordance to standards set in the telecom industry

                  f. Appoint staff member to form project teams for joint business development and customer acquisition

                  g. Within the period of agreement and within the political boundaries of the province, not to conduct similar businesses with any other entity other than Party B

         xvi)     Party B's role and responsibilities

                  a.       Fulfill  collaboration   requirements   according  to
                           Section 4

                  b. Ensure the smooth operations of integrated Office Automation platform and ensure the platform operate within quality boundaries set by MII

                  c. Based on market demands, assist Party A to design and implement a branding and promotion exercise

                  d. Assist Party A in engineering and system testing, and provide necessary support for business generated from this agreement



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                  e.       Appoint  staff  member to form  project  coordination
                           committee for joint business development and customer acquisition

                  f. Appoint staff member to form project teams for joint business development and customer acquisition

                  g. Within the period of agreement and within the political boundaries of the province, not to conduct similar businesses with any other entity other than Party A

         xvii)    Non disclosure and confidentiality

Section 7:  Contractual period and others

         xviii) After this agreement is signed, other than events described in points (xxiv), (xxv), (xxvi) and (xxvii), it will last for 10 years. 1 month before this agreement expires, parties A & B should discuss on renewal of this agreement, and will automatically do so unless stated otherwise

         xix) A project coordination committee will be organized within 2 weeks of signing this agreement to complete the necessary preparation and negotiation to introduce a formal schedule of work. This service should be offered by the third month of signing

         xx) Both parties can mutually terminate this agreement, as long as existing customers are not affected

         xxi) This agreement may be automatically terminated due to changes in the country's national policy

         xxii) This agreement may also be terminated due to heavy financial losses suffered by either party not a result of mismanagement or the network services

         xxiii) Both parties may negotiate on completely terminating, partial terminating or put this agreement on hold for reasons due to natural disaster, act of god or force majeure

         xxiv) If one party default on its obligation under this agreement, the other may object on the default in writing, and if after 30 days of the written objection, the defaulted obligation is still not carried out, the complying party may,

                  a. Continue the agreement and seek remedy from the defaulting party

                  b. Terminate the agreement in writing and negotiate with the defaulting party on handling any effect caused by the default

                  c. Demand compensation in financial losses as a direct or indirect result of the default



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                  d.       If the  default  is due to a  complete  departure  of
                           support, the compensation may include the invested amount put in by the complying party, and the one year revenue to be generated from existing customers

         xxv) Any changes to this agreement after taking effect must be conveyed in writing and agreed by the other party to take effect

         xxvi) If this agreement was to be terminated mutually, both parties must complete payment to the other party, or else the party being owed may demand compensation for losses due to this non-payment

         xxvii) Even upon termination of this agreement, both parties are still obligated to protect confidential information pertaining to the other

Section 8:  Intellectual Property Rights

         xxviii) Party B should guarantee that it hold the complete IPR to the software platform to be used for providing the ICT business services described in this agreement. That it hold the legitimate patent or the right of use to the technology to be employed, and legitimate copyright or the right of use to the software. The software stated here include those employed in hardware equipments to be used on this platform and service, and that which third party supplier had provided specially for permitting the use of all system software (copyrighted by the supplier or possess right of use from another party by agreement). Both sides recognized that these software are necessary for proper operation of this business and service.

         xxix) If Party A, due to the use of software and equipment as described in this agreement, infringes on the intellectual property rights of a third party, and is demanded compensation, Party B will be required to resolve the above infringement suit and compensation. In addition, Party B will also be required to compensate Party A for any losses suffered due to this infringement

         xxx) If, due to the infringement suit. described in (xxix), Party A and the collective customer are unable to use part or whole of the service and/or equipment supplied, Party B must provide, at no extra cost, a substitute within 15 days, or make revisions to or replace in part or whole of its equipment and/or software, so Party A and the collective customers are able to continue using the services from this agreement. At the same time, Party B should compensate Party A and the collective customer, any financial losses resulted from this infringement suit

         xxxi) Party A shall promptly notify Party B on related intellectual property rights dispute related to this agreement, and assists the Party B in handling the intellectual property rights dispute

         xxxii) If Party A infringes on a third party's intellectual property rights by providing equipment, software and technology for this agreement, then Party A shall be responsible for the compensation and claim arising from any infringement suit. Any



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                  compensation,  litigation  expense,  attorney  expense and any financial losses to Party B

         xxxiii) Party A should guarantee that, unless it receive clear, written communication of permission from Party B, it will not permit any third party to use any equipment, software and technology from Party B. Otherwise, Party A should compensates Party B on all financial losses as a result

Section 9:  Dispute and resolution

         xxxiv) If any dispute arises as a result of this agreement, either side may, in written form, inform the other of the disputed content and its intention for resolution. Both sides shall attempt to resolve based on the principle of long-term friendship and mutual cooperation, and if are unable to resolve, shall begin arbitration by the Nanning Arbitration Committee

         xxxv) In the arbitration process, other than the parts or component that is the cause of the dispute, this agreement should continue to be fulfilled

Section 10:  Agreement effective date and others

         xxxvi) Any notice or report stated in this agreement must be in the written form

         xxxvii) Any follow-up documents attached to this agreement shall constituent a part of this agreement and shall bear the same legal obligation

         xxxviii) Six copies of this agreement shall be signed with both parties holding three respectively. After signing and sealing, this agreement will take effect immediately. Any incompleteness shall be negotiated separately by both parties, and the rights to interpreting this agreement shall remain with both parties